FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES THIRD QUARTER 2012 RESULTS

FORT WORTH, Texas, (November 7, 2012) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported third quarter 2012 net income of $3.4 million, or $0.18 per share, compared to net income of $0.1 million, or $0.01 per share reported for third quarter 2011. Year to date, Hallmark reported net income of $1.7 million, or $0.09 per share, compared to a net loss of $11.2 million, or $0.57 per share reported for the same period the prior year. Total revenues were $85.6 million for the third quarter 2012 as compared to $83.7 million for the third quarter of 2011. Year to date total revenues for 2012 were $253.2 million, up 6% from the $239.7 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “I am pleased to report that the decisive actions taken over the past year to improve underwriting profitability, including a continuation of meaningful rate increases across most all business units and exiting unprofitable states and product lines in our Personal Segment, have produced earnings for the quarter commensurate with Hallmark’s long term track record. Our third quarter combined ratio of 95.8% and earnings of $0.18 per share evidence this improvement and reflect the favorable underlying trends within our business. We recognize there is still work to do in order to produce the results we expect over the long term. However, we are encouraged by the progress we have made and remain optimistic about how our business is positioned for the future.”

Mr. Morrison continued, “The year-over-year increase in revenue has been largely driven by organic growth from the operating units that comprise our Specialty Commercial Segment. We have seen an increase in premium production generated from favorable rate trends, as well as from added insured exposure units on accounts that suggests improving economic conditions in the markets in which we operate. We continue to see middle single-digit to low double-digit rate increases across all operations with the exception of General Aviation, which continues to be impacted by overly aggressive competitors in a contracting market.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share was $11.37 at the end of the third quarter, an increase of 4% year over year and an increase of 2% year to date. Cash flow from operations was $11.0 million in the third quarter and $28.2 million year to date. Total cash and investments increased 7% year to date to $542 million, or $28.13 per share. Hallmark continues to have significant cash of $116 million as of September 30, 2012.”

	Three Months Ended
	September 30,
	2012	2011	% Change
	($ in thousands, unaudited)
Gross premiums written	99,448	89,751	11%
Net premiums written	85,005	77,882	9%
Net premiums earned	80,481	75,068	7%
Investment income, net of expenses	3,795	3,980	-5%
Net realized gains	982	394	149%
Total revenues	85,620	83,748	2%
Net income (1)	3,413	98	3383%
Net income per share - basic	$0.18	$0.01	1700%
Net income per share - diluted	$0.18	$0.01	1700%
Book value per share	$11.37	$10.96	4%
Cash flow from operations	$10,965	$4,010	173%

	Nine Months Ended
	September 30,
	2012	2011	% Change
	($ in thousands)
Gross premiums written	297,658	270,834	10%
Net premiums written	255,104	233,072	9%
Net premiums earned	235,938	216,759	9%
Investment income, net of expenses	11,573	11,765	-2%
Net realized gains	1,854	3,177	-42%
Total revenues	253,177	239,669	6%
Net income (loss) (1)	1,741	(11,202)	NM
Net income (loss) per share - basic	$0.09	$(0.57)	NM
Net income (loss) per share - diluted	$0.09	$(0.57)	NM
Book value per share	$11.37	$10.96	4%
Cash flow from operations	$28,187	$15,008	88%

(1)	Net income (loss) is net income (loss) attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three and nine months ended September 30, 2012, total revenues were $85.6 million and $253.2 million, representing a 2% and 6% increase, respectively, from the $83.7 million and $239.7 million in total revenues for the same period of 2011. The growth in revenue was primarily attributable to increased premium production and resulting earned premium driven largely from the E&S Commercial business unit and from the acquisition of the Workers Compensation business unit during the third quarter of 2011. The increase in revenue was partially offset by an adverse profit share commission revenue adjustment in the Standard Commercial P&C business unit, combined with lower finance charges and earned premium in the Personal Segment due mostly to the impact of a reduction of premium written in underperforming states and products exited over the past twelve months. Further offsetting the increase in revenue was lower net realized gains for the nine months ended September 30, 2012.

The increase in revenue for the three months and nine months ended September 30, 2012 was complemented by decreased loss and loss adjustment expenses (“LAE”) due primarily to improved current accident year loss trends in the Standard Commercial P&C business unit for the year-to-date and the Personal Lines business unit for both the quarter and year-to-date as well as significant adverse reserve development recognized during the prior year. During the three months and nine months ended September 30, 2012 Hallmark recorded $2.2 million and $3.6 million of favorable prior year loss reserve development. During the three and nine months ended September 30, 2011 Hallmark recorded $2.3 million and $18.1 million, respectively, of unfavorable prior year loss reserve development. Of the $18.1 million unfavorable development recognized for the nine months ended September 30, 2011, $10.1 million was a result of adverse prior year loss reserve development in the Personal Segment in Florida. In addition, the results for the nine months ended September 30, 2012 and 2011 included $11.6 million and $10.0 million, respectively, in net losses from weather related claims.

The Company reported $3.4 million net income attributable to Hallmark for the three months ended September 30, 2012 as compared to $98 thousand net income attributable to Hallmark for the same period during 2011. The Company reported a net income attributable to Hallmark of $1.7 million for the nine months ended September 30, 2012, which was $12.9 million higher than the $11.2 million net loss attributable to Hallmark reported for the nine months ended September 30, 2011. On a diluted basis per share, Hallmark reported net income of $0.18 per share for the three months ended September 30, 2012, as compared to net income of $0.01 per share for the same period in 2011. On a diluted basis per share, net income per share was $0.09 for the nine months ended September 30, 2012 as compared to net loss per share of $0.57 for the same period during 2011.

Hallmark's consolidated net loss ratio was 65.7% and 71.6% for the three and nine months ended September 30, 2012 as compared to 74.8% and 83.9% for the same periods in 2011. Hallmark's net expense ratio was 30.1% and 30.4% for the three and nine months ended September 30, 2012 as compared to 31.6% and 31.3% for the same periods in 2011. Hallmark’s net combined ratio was 95.8% and 102.0% for the three and nine months ended September 30, 2012 as compared to 106.4% and 115.2% for the same periods in 2011.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)

	September 30	December 31
ASSETS	2012	2011
	(unaudited)	(as adjusted)
Investments:
Debt securities, available-for-sale, at fair value (cost: $380,495 in 2012 and $380,578 in 2011)	$384,288	$380,469
Equity securities, available-for-sale, at fair value (cost: $29,118 in 2012 and $30,465 in 2011)	41,694	44,159

Total investments	425,982	424,628

Cash and cash equivalents	107,682	74,471
Restricted cash	8,246	9,372
Ceded unearned premiums	21,994	19,470
Premiums receivable	69,182	53,513
Accounts receivable	3,360	3,946
Receivable for securities	1,051	2,617
Reinsurance recoverable	50,109	42,734
Deferred policy acquisition costs	26,408	22,554
Goodwill	44,695	44,695
Intangible assets, net	23,965	26,654
Deferred federal income taxes, net	532	-
Federal income tax recoverable	-	6,738
Prepaid expenses	1,620	1,458
Other assets	11,008	13,209

Total assets	$795,834	$746,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Revolving credit facility payable	$1,473	$4,050
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	315,607	296,945
Unearned premiums	168,197	146,104
Reinsurance balances payable	5,976	3,139
Pension liability	3,245	3,971
Payable for securities	6,749	203
Deferred federal income taxes, net	-	135
Federal income tax payable	177	-
Accounts payable and other accrued expenses	18,600	17,954

Total liabilities	576,726	529,203

Commitments and Contingencies

Redeemable non-controlling interest	-	1,284

Stockholders' equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2012 and 2011;
issued 20,872,831 in 2012 and 2011	3,757	3,757
Additional paid-in capital	122,412	122,487
Retained earnings	96,181	94,440
Accumulated other comprehensive income	8,316	6,446
Treasury stock (1,609,374 shares in 2012 and 2011), at cost	(11,558)	(11,558)

Total stockholders' equity	219,108	215,572

	$795,834	$746,059

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended

	2012	2011	2012	2011
		(as adjusted)		(as adjusted)

Gross premiums written	$99,448	$89,751	$297,658	$270,834
Ceded premiums written	(14,443)	(11,869)	(42,554)	(37,762)
Net premiums written	85,005	77,882	255,104	233,072
Change in unearned premiums	(4,524)	(2,814)	(19,166)	(16,313)
Net premiums earned	80,481	75,068	235,938	216,759

Investment income, net of expenses	3,795	3,980	11,573	11,765
Net realized gains	982	394	1,854	3,177
Finance charges	1,374	1,683	4,538	5,148
Commission and fees	(1,029)	2,445	(1,033)	2,617
Other income	17	178	307	203

Total revenues	85,620	83,748	253,177	239,669

Losses and loss adjustment expenses	52,839	56,136	168,859	181,841
Other operating expenses	25,726	24,850	77,077	71,890
Interest expense	1,137	1,159	3,464	3,470
Amortization of intangible assets	897	897	2,690	2,690

Total expenses	80,599	83,042	252,090	259,891

Income (loss) before tax	5,021	706	1,087	(20,222)
Income tax expense (benefit)	1,350	602	(978)	(9,048)
Net income (loss)	3,671	104	2,065	(11,174)
Less: Net income attributable to
non-controlling interest	258	6	324	28

Net income (loss) attributable to Hallmark Financial Services, Inc.	$3,413	$98	$1,741	$(11,202)

Net income (loss) per share attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$0.18	$0.01	$0.09	$(0.57)
Diluted	$0.18	$0.01	$0.09	$(0.57)

Hallmark Financial Services, Inc
Consolidated Segment Data

	Three Months Ended September 30, 2012
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$18,706	$62,349	$18,393	-	$99,448
Ceded premiums written	(1,876)	(12,385)	(182)	-	(14,443)
Net premiums written	16,830	49,964	18,211	-	85,005
Change in unearned premiums	736	(6,396)	1,136	-	(4,524)
Net premiums earned	17,566	43,568	19,347	-	80,481

Total revenues	17,761	46,373	21,172	314	85,620

Losses and loss adjustment expenses	12,476	25,532	14,831	-	52,839

Pre-tax income (loss), net of
non-controlling interest	(529)	8,287	(345)	(2,650)	4,763

Net loss ratio (1)	71.0%	58.6%	76.7%		65.7%
Net expense ratio (1)	33.4%	27.3%	29.3%		30.1%
Net combined ratio (1)	104.4%	85.9%	106.0%		95.8%

	Three Months Ended September 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$16,698	$48,417	$24,636	-	$89,751
Ceded premiums written	(1,489)	(10,444)	64	-	(11,869)
Net premiums written	15,209	37,973	24,700	-	77,882
Change in unearned premiums	1,320	(2,993)	(1,141)	-	(2,814)
Net premiums earned	16,529	34,980	23,559	-	75,068

Total revenues	20,258	36,814	25,637	1,039	83,748

Losses and loss adjustment expenses	10,703	23,356	22,077	-	56,136

Pre-tax income (loss), net of
non-controlling interest	4,260	2,691	(4,536)	(1,715)	700

Net loss ratio (1)	64.8%	66.8%	93.7%		74.8%
Net expense ratio (1)	32.0%	29.8%	28.9%		31.6%
Net combined ratio (1)	96.8%	96.6%	122.6%		106.4%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data

	Nine Months Ended September 30, 2012
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$58,292	$178,690	$60,676	-	$297,658
Ceded premiums written	(5,063)	(36,948)	(543)	-	(42,554)
Net premiums written	53,229	141,742	60,133	-	255,104
Change in unearned premiums	(2,194)	(19,449)	2,477	-	(19,166)
Net premiums earned	51,035	122,293	62,610	-	235,938

Total revenues	53,791	129,812	68,508	1,066	253,177

Losses and loss adjustment expenses	39,253	76,827	52,779	-	168,859

Pre-tax income (loss), net of
non-controlling interest	(2,601)	17,193	(5,747)	(8,082)	763

Net loss ratio (1)	76.9%	62.8%	84.3%		71.6%
Net expense ratio (1)	33.8%	28.2%	28.5%		30.4%
Net combined ratio (1)	110.7%	91.0%	112.8%		102.0%

	Nine Months Ended September 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$52,702	$137,032	$81,100	-	$270,834
Ceded premiums written	(4,053)	(29,041)	(4,668)	-	(37,762)
Net premiums written	48,649	107,991	76,432	-	233,072
Change in unearned premiums	(867)	(9,312)	(6,134)	-	(16,313)
Net premiums earned	47,782	98,679	70,298	-	216,759

Total revenues	53,926	104,433	76,556	4,754	239,669

Losses and loss adjustment expenses	39,117	66,706	76,018	-	181,841

Pre-tax income (loss), net of
non-controlling interest	(890)	6,955	(22,341)	(3,974)	(20,250)

Net loss ratio (1)	81.9%	67.6%	108.1%		83.9%
Net expense ratio (1)	32.5%	30.2%	26.8%		31.3%
Net combined ratio (1)	114.4%	97.8%	134.9%		115.2%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.